Exhibit 99.1
EchoStar Places $500 Million in Senior Notes
ENGLEWOOD, Colo.—(BUSINESS WIRE)—Sept. 29, 2006—EchoStar Communications Corporation (NASDAQ:DISH) today announced that its subsidiary, EchoStar DBS Corporation, has priced an offering of $500 million aggregate principal amount of senior debt securities. The debt securities will be issued as 7% Senior Notes due 2013. The net proceeds of the offering are intended to be used to replace cash on hand that will be used to redeem outstanding Floating Rate Senior Notes due 2008 on October 1, 2006 pursuant to the previously announced redemption of such notes.
The sale of the Notes is expected to close on October 18, 2006, subject to customary conditions.
EchoStar DBS Corporation placed the Notes in a private transaction under Rule 144A under the Securities Act. The Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Communication Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its most recent quarterly report on Form 10-Q. The forward-looking statements speak only as of the date made, and EchoStar Communications Corporation expressly disclaims any obligation to update these forward-looking statements.
About EchoStar Communications
EchoStar Communications Corporation (NASDAQ: DISH) serves more than 12.46 million satellite TV customers through its DISH Network™, and is a leading U.S. provider of advanced digital television services. DISH Network’s services include hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, together with professional installation and 24-hour customer service.
Contact:
Jason Kiser (Investor Relations), 303-723-2210, jason.kiser@echostar.com
Kathie Gonzalez (Media Relations), 720-514-5351, press@echostar.com